Exhibit 99.1

CVR ENERGY REPORTS 2013 SECOND QUARTER RESULTS

AND ANNOUNCES CASH DIVIDEND OF 75 CENTS

•                  2013 second quarter cash dividend of 75 cents per share, bringing 2013 cumulative cash dividends to $13.50 per share

•                  CVR Energy petroleum subsidiary, CVR Refining, LP, announced 2013 second quarter cash distribution of $1.35 per common unit, bringing 2013 cumulative cash distributions to $2.93 per common unit

•                  CVR Energy fertilizer subsidiary, CVR Partners, LP, announced 2013 second quarter cash distribution of 58.3 cents per common unit, bringing 2013 cumulative cash dividends to $1.19 per common unit

SUGAR LAND, Texas (Aug. 1, 2013) — CVR Energy, Inc. (NYSE: CVI) today announced second quarter 2013 net income of $183.4 million, or $2.11 per diluted share, on net sales of $2,220.3 million, compared to net income of $154.7 million, or $1.75 cents per diluted share, on net sales of $2,308.3 million for the second quarter of 2012. Operating income for the second quarter of 2013 was $262.7 million compared to $235.8 million in the second quarter of 2012.

For the first six months of 2013, net income was $348.4 million, or $4.01 per diluted share, on net sales of $4,572.7 million, compared to net income of $129.5 million, or $1.46 per diluted share, on net sales of $4,276.9 million for the same period in 2012. Year-to-date, operating income was $630.3 million compared to $376.3 million for the first six months of 2012.

The company also announced a second quarter 2013 cash dividend of 75 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on Aug. 19, 2013, to stockholders of record on Aug. 12, 2013.

On May 24, 2013, CVR Energy declared a special dividend of $6.50 per share, which was paid on June 10, 2013, to stockholders of record on June 3, 2013.

On July 26, CVR Energy’s petroleum subsidiary, CVR Refining, announced a 2013 second quarter cash distribution of $1.35 per common unit and CVR Partners, CVR Energy’s fertilizer subsidiary, announced a 2013 second quarter cash distribution of 58.3 cents per common unit.

“We are pleased that CVR Energy’s subsidiaries turned in strong financial performance for the second quarter of 2013, although our results were impacted by narrowing crack spreads and the higher cost of Renewable Identification Numbers, or RINs, for CVR Refining’s petroleum business, as well as unscheduled downtime at CVR Partners’ fertilizer plant,” said Jack Lipinski, chief executive officer. “At the same time, the Coffeyville and Wynnewood refineries had strong operational performance with record level throughput rates at Wynnewood for the quarter, and CVR Partners reported record UAN production at its fertilizer plant.

“CVR Energy continues to return cash to stockholders through quarterly and special dividends,” Lipinski said. “We have paid or declared cash dividends of $13.50 per share to our stockholders for the first six months of 2013.”

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported second quarter 2013 operating income of $229.1 million, and adjusted EBITDA, a non-GAAP financial measure, of $250.6 million, on net sales of $2,138.1 million, compared to operating income in the same quarter a year earlier of $248.9 million, and adjusted EBITDA of $381.4 million, on net sales of $2,229.5 million.

Both refineries had strong operational performance in the 2013 second quarter. Throughputs of crude oil and all other feedstocks and blendstocks totaled 201,925 barrels per day (bpd) in the 2013 second quarter, which includes record throughput rates at the Wynnewood refinery. Throughputs of crude oil and all other feedstocks and blendstocks for both refineries totaled 199,501 bpd for the same period in 2012.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $19.18 in the second quarter 2013 compared to $27.07 during the same period in 2012. Direct operating expenses per barrel sold, exclusive of depreciation and amortization, for the 2013 second quarter was $4.60, compared to $3.81 in the second quarter of 2012.

Coffeyville Refinery

The Coffeyville refinery reported second quarter 2013 gross profit of $163.8 million, compared to a gross profit of $165.7 million for the second quarter of 2012. Second quarter 2013 crude oil throughput totaled 117,265 bpd, compared to 121,325 bpd in the second quarter of 2012. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the second quarter of 2013 was $20.30, compared to $28.02 for the same period in 2012. Direct operating expenses per barrel sold for the 2013 second quarter was $4.37, compared to direct operating expenses per barrel sold of $3.69 for the 2012 second quarter.

Wynnewood Refinery

The Wynnewood refinery had a second quarter 2013 gross profit of $85.8 million compared to a gross profit of $99.3 million for the second quarter of 2012. Second quarter of 2013 crude oil throughput totaled a record 75,936 bpd, compared to 69,046 bpd for the second quarter of 2012. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the second quarter of 2013 was $17.34, compared to $25.23 for the 2012 second quarter. Direct operating expenses per barrel sold for the second quarter of 2013 was $4.97, compared to $4.02 for the 2012 second quarter.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported second quarter 2013 operating income of $37.1 million, and adjusted EBITDA, a non-GAAP financial measure, of $44.1 million, on net sales of $88.8 million, compared to operating income of $36.1 million, and adjusted EBITDA of $44.1 million, on net sales of $81.4 million for the 2012 second quarter.

For the second quarter 2013, average realized plant gate prices for ammonia and UAN were $688 per ton and $331 per ton, respectively, compared to $568 per ton and $329 per ton, respectively, for the same period in 2012.

CVR Partners produced 91,300 tons of ammonia during the second quarter of 2013, of which 2,200 net tons were available for sale while the rest was upgraded to a record 225,200 tons of UAN. Additionally, as a result of lower ammonia production rates during the quarter, the company purchased approximately 4,000 tons of ammonia from third parties, which was subsequently converted into UAN. In the 2012 second quarter, the plant produced 108,900 tons of ammonia with 34,900 net tons available for sale with the remainder upgraded to 180,000 tons of UAN.

On-stream factors during the 2013 second quarter were 91.6 percent for the gasifier, 89.1 percent for the ammonia synthesis loop, and 86.5 percent for the UAN conversion facility. Excluding the nine days of unscheduled downtime due to external events during the 2013 second quarter, on-stream rates would have been 99.6 percent for the gasifier, 99.1 percent for the ammonia synthesis loop, and 97.1 percent for the UAN plant.

Cash and Debt

Consolidated cash and cash equivalents, which included $483.3 million for CVR Refining and $111.9 million for CVR Partners, increased to $1,134.5 million at the end of the 2013 second quarter compared to $1,040.8 million at the end of the 2013 first quarter.

Consolidated total debt at the end of the 2013 second quarter, which included $551.8 million for CVR Refining and $125.0 million for CVR Partners, remained flat at $676.8 million compared to $677.0 million at the end of the 2013 first quarter.

Second Quarter 2013 Earnings Conference Call Information

CVR Energy previously announced that it will host its second quarter 2013 Earnings Conference Call for analysts and investors on Thursday, Aug. 1, at 2 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=94592. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=94592. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 416496.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Relations:

Jay Finks

CVR Energy, Inc.

281-207-3588

InvestorRelations@CVREnergy.com

Media Relations:

Angie Dasbach

CVR Energy, Inc.

913-982-0482

MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited unless noted otherwise).

	Three Months Ended June 30,		Change from 2012
	2013	2012	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$2,220.3	$2,308.3	$(88.0)	(3.8)%
Cost of product sold	1,785.4	1,874.2	(88.8)	(4.7)
Direct operating expenses	108.3	94.1	14.2	15.1
Selling, general and administrative expenses	28.9	72.0	(43.1)	(59.9)
Depreciation and amortization	35.0	32.2	2.8	8.7
Operating income	262.7	235.8	26.9	11.4
Interest expense and other financing costs	(12.5)	(19.0)	6.5	(34.2)
Interest income	0.3	0.2	0.1	50.0
Gain on derivatives, net	120.5	38.8	81.7	210.6
Other income, net	0.2	0.6	(0.4)	(66.7)
Income before income tax expense	371.2	256.4	114.8	44.8
Income tax expense	99.5	91.1	8.4	9.2
Net income	271.7	165.3	106.4	64.4
Net income attributable to noncontrolling interest	88.3	10.6	77.7	733.0
Net income attributable to CVR Energy stockholders	$183.4	$154.7	$28.7	18.6%

Basic earnings per share	$2.11	$1.78	$0.33	18.5%
Diluted earnings per share	$2.11	$1.75	$0.36	20.6%

Adjusted EBITDA*	$221.3	$407.0	$(185.7)	(45.6)%
Adjusted net income*	$124.5	$223.1	$(98.6)	(44.2)%
Adjusted net income, per diluted share*	$1.43	$2.52	$(1.09)	(43.3)%

Weighted-average common shares outstanding:
Basic	86,831,050	86,821,224	9,826	—%
Diluted	86,831,050	88,454,006	(1,622,956)	(1.8)%

	Six Months Ended June 30,		Change from 2012
	2013	2012	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$4,572.7	$4,276.9	$295.8	6.9%
Cost of product sold	3,599.0	3,509.4	89.6	2.6
Direct operating expenses	216.8	209.6	7.2	3.4
Selling, general and administrative expenses	57.4	117.3	(59.9)	(51.1)
Depreciation and amortization	69.2	64.3	4.9	7.6
Operating income	630.3	376.3	254.0	67.5
Interest expense and other financing costs	(27.9)	(38.2)	10.3	(27.0)
Interest income	0.6	0.2	0.4	200.0
Gain (loss) on derivatives, net	100.5	(108.5)	209.0	(192.6)
Loss on extinguishment of debt	(26.1)	—	(26.1)	—
Other income, net	0.3	0.9	(0.6)	(66.7)
Income before income tax expense	677.7	230.7	447.0	193.8
Income tax expense	193.3	81.4	111.9	137.5
Net income	484.4	149.3	335.1	224.4
Net income attributable to noncontrolling interest	136.0	19.8	116.2	586.9
Net income attributable to CVR Energy stockholders	$348.4	$129.5	$218.9	169.0%

Basic earnings per share	$4.01	$1.49	$2.52	169.1%
Diluted earnings per share	$4.01	$1.46	$2.55	174.7%

Adjusted EBITDA*	$507.3	$582.1	$(74.8)	(12.9)%
Adjusted net income*	$281.0	$295.7	$(14.7)	(5.0)%
Adjusted net income, per diluted share*	$3.24	$3.34	$(0.10)	(3.0)%

Weighted-average common shares outstanding:
Basic	86,831,050	86,814,687	16,363	—%
Diluted	86,831,050	88,464,347	(1,633,297)	(1.8)%

	As of June 30,	As of December 31,
	2013	2012
		(audited)
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$1,134.5	$896.0
Working capital	1,461.8	1,135.4
Total assets	4,023.4	3,610.9
Total debt, including current portion	676.8	898.2
Total CVR stockholders’ equity	1,299.0	1,525.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Cash Flow Data
Net cash flow provided by (used in):
Operating activities	$84.1	$249.6	$362.4	$435.9
Investing activities	(50.8)	(45.4)	(114.5)	(104.8)
Financing activities	60.4	(12.4)	(9.4)	(26.8)
Net cash flow	$93.7	$191.8	$238.5	$304.3

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. Effective with its initial public offering on January 23, 2013, our Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner.  Detailed operating results for the Petroleum segment for the quarter ended June 30, 2013 are included in CVR Refining’s press release dated August 1, 2013.  The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer.  Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended June 30, 2013 are included in CVR Partners’ press release dated August 1, 2013.

The Petroleum Segment, as reported herein for the three and six months ended June 30, 2012, is not reflective of the full and actual financial statements of CVR Refining as certain allocations that were charged to CVR Refining were not made at the Petroleum segment.  Beginning in 2013, the financial statements of the Petroleum segment are the same as CVR Refining’s financial statements.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended June 30, 2013
Net sales	$2,138.1	$88.8	$(6.6)	$2,220.3
Cost of product sold	1,776.6	15.6	(6.8)	1,785.4
Direct operating expenses (1)	83.8	24.4	0.1	108.3
Major scheduled turnaround expenses	—	—	—	—
Selling, general & administrative	20.2	5.5	3.2	28.9
Depreciation and amortization	28.4	6.2	0.4	35.0
Operating income (loss)	$229.1	$37.1	$(3.5)	$262.7

Capital expenditures	$35.5	$13.8	$1.6	$50.9

Six months ended June 30, 2013
Net sales	$4,412.1	$170.2	$(9.6)	$4,572.7
Cost of product sold	3,582.3	26.2	(9.5)	3,599.0
Direct operating expenses (1)	169.9	47.0	(0.1)	216.8
Major scheduled turnaround expenses	—	—	—	—
Selling, general & administrative	38.8	11.1	7.5	57.4
Depreciation and amortization	56.4	12.0	0.8	69.2
Operating income (loss)	$564.7	$73.9	$(8.3)	$630.3

Capital expenditures	$80.1	$31.9	$2.6	$114.6

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended June 30, 2012
Net sales	$2,229.5	$81.4	$(2.6)	$2,308.3
Cost of product sold	1,866.1	10.7	(2.6)	1,874.2
Direct operating expenses (1)	69.1	22.4	0.1	91.6
Major scheduled turnaround expenses	2.5	—	—	2.5
Selling, general & administrative	16.3	7.0	48.7	72.0
Depreciation and amortization	26.6	5.2	0.4	32.2
Operating income (loss)	$248.9	$36.1	$(49.2)	$235.8

Capital expenditures	$27.0	$16.9	$1.7	$45.6

Six months ended June 30, 2012
Net sales	$4,128.0	$159.7	$(10.8)	$4,276.9
Cost of product sold	3,496.8	23.3	(10.7)	3,509.4
Direct operating expenses (1)	140.8	45.3	—	186.1
Major scheduled turnaround expenses	23.5	—	—	23.5
Selling, general & administrative	30.2	13.0	74.1	117.3
Depreciation and amortization	52.9	10.6	0.8	64.3
Operating income (loss)	$383.8	$67.5	$(75.0)	$376.3

Capital expenditures	$62.4	$39.2	$3.6	$105.2

(1)         Excluding turnaround expenses.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
June 30, 2013
Cash and cash equivalents	$483.3	$111.9	$539.3	$1,134.5
Total assets	2,800.2	619.2	604.0	4,023.4
Total debt, including current portion	551.8	125.0	—	676.8

December 31, 2012
Cash and cash equivalents	$153.1	$127.8	$615.1	$896.0
Total assets	2,258.5	623.0	729.4	3,610.9
Total debt, including current portion	773.2	125.0	—	898.2

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.  Additional discussion of operating results for the Petroleum segment for the quarter ended June 30, 2013 are included in CVR Refining’s press release dated August 1, 2013.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$2,138.1	$2,229.5	$4,412.1	$4,128.0
Cost of product sold	1,776.6	1,866.1	3,582.3	3,496.8
Refining margin*	361.5	363.4	829.8	631.2
Direct operating expenses	83.8	69.1	169.9	140.8
Major scheduled turnaround expenses	—	2.5	—	23.5
Depreciation and amortization	28.4	26.6	56.4	52.9
Gross profit*	249.3	265.2	603.5	414.0
Selling, general and administrative expenses	20.2	16.3	38.8	30.2
Operating income	$229.1	$248.9	$564.7	$383.8

Refining margin adjusted for FIFO impact*	$337.3	$468.8	$800.8	$726.2

Adjusted Petroleum EBITDA*	$250.6	$381.4	$560.5	$535.2

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$20.56	$20.98	$23.63	$20.58
FIFO impact (favorable) unfavorable	(1.38)	6.09	(0.83)	3.10
Refining margin adjusted for FIFO impact*	19.18	27.07	22.80	23.68
Gross profit*	14.18	15.31	17.19	13.50
Direct operating expenses and major scheduled turnaround expenses	4.77	4.13	4.84	5.36
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.60	$3.81	$4.62	$4.75
Barrels sold (barrels per day)	200,314	206,606	203,079	181,589

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	153,944	76.2%	148,912	74.6%	155,304	76.4%	129,781	73.1%
Medium	18,089	9.0%	20,488	10.3%	16,455	8.1%	22,728	12.8%
Heavy sour	21,168	10.5%	20,972	10.5%	22,244	10.9%	16,006	9.0%
Total crude oil throughput	193,201	95.7%	190,372	95.4%	194,003	95.4%	168,515	94.9%
All other feedstocks and blendstocks	8,724	4.3%	9,129	4.6%	9,248	4.6%	8,929	5.1%
Total throughput	201,925	100.0%	199,501	100.0%	203,251	100.0%	177,444	100.0%

Production:
Gasoline	95,253	47.1%	96,972	48.7%	96,710	47.4%	89,131	50.4%
Distillate	84,617	41.8%	82,075	41.3%	84,232	41.3%	72,202	40.9%
Other (excluding internally produced fuel)	22,546	11.1%	19,910	10.0%	23,043	11.3%	15,396	8.7%
Total refining production (excluding internally produced fuel)	202,416	100.0%	198,957	100.0%	203,985	100.0%	176,729	100.0%

Product price (dollars per gallon):
Gasoline	$2.88		$2.89		$2.85		$2.88
Distillate	2.95		2.95		3.03		3.03

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$94.17	$93.35	$94.26	$98.15
Crude Oil Differentials:
WTI less WTS (light/medium sour)	0.06	5.28	3.09	4.48
WTI less WCS (heavy sour)	16.79	20.45	21.94	23.79
NYMEX Crack Spreads:
Gasoline	24.72	30.42	27.87	27.95
Heating Oil	27.19	28.13	30.21	28.87
NYMEX 2-1-1 Crack Spread	25.95	29.27	29.04	28.41
PADD II Group 3 Basis:
Gasoline	1.52	(3.24)	(2.88)	(5.00)
Ultra Low Sulfur Diesel	2.13	2.16	2.11	0.28
PADD II Group 3 Product Crack:
Gasoline	26.23	27.18	24.99	22.95
Ultra Low Sulfur Diesel	29.33	30.29	32.32	29.14
PADD II Group 3 2-1-1	27.78	28.74	28.66	26.05

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,349.2	$1,447.0	$2,841.7	$2,579.5
Cost of product sold	1,117.6	1,219.4	2,312.6	2,192.5
Refining margin*	231.6	227.6	529.1	387.0
Direct operating expenses	50.1	43.6	102.3	87.4
Major scheduled turnaround expenses	—	0.9	—	21.0
Depreciation and amortization	17.7	17.4	35.2	34.7
Gross profit*	$163.8	$165.7	$391.6	$243.9

Refining margin adjusted for FIFO impact*	$216.6	$309.4	$507.2	$455.8

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$21.71	$20.61	$24.27	$20.27
FIFO impact (favorable) unfavorable	(1.41)	7.41	(1.00)	3.61
Refining margin adjusted for FIFO impact*	20.30	28.02	23.27	23.88
Gross profit*	15.35	15.00	17.97	12.78
Direct operating expenses and major scheduled turnaround expenses	4.69	4.03	4.69	5.68
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.37	$3.69	$4.35	$5.41
Barrels sold (barrels per day)	125,851	132,534	129,777	110,034

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	95,763	77.1%	100,166	78.4%	97,767	76.6%	86,041	77.7%
Medium	334	0.3%	187	0.1%	423	0.3%	2,817	2.5%
Heavy sour	21,168	17.0%	20,972	16.4%	22,244	17.4%	16,006	14.4%
Total crude oil throughput	117,265	94.4%	121,325	94.9%	120,434	94.3%	104,864	94.6%
All other feedstocks and blendstocks	6,962	5.6%	6,500	5.1%	7,265	5.7%	5,934	5.4%
Total throughput	124,227	100.0%	127,825	100.0%	127,699	100.0%	110,798	100.0%

Production:
Gasoline	59,908	47.3%	62,351	47.9%	61,154	47.0%	56,310	50.1%
Distillate	53,471	42.2%	54,933	42.3%	54,531	41.9%	48,004	42.7%
Other (excluding internally produced fuel)	13,272	10.5%	12,753	9.8%	14,488	11.1%	8,123	7.2%
Total refining production (excluding internally produced fuel)	126,651	100.0%	130,037	100.0%	130,173	100.0%	112,437	100.0%

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$787.8	$782.3	$1,568.2	$1,548.2
Cost of product sold	658.8	647.5	1,269.2	1,305.4
Refining margin*	129.0	134.8	299.0	242.8
Direct operating expenses	33.7	25.5	67.6	53.4
Major scheduled turnaround expenses	—	1.6	—	2.5
Depreciation and amortization	9.5	8.4	18.8	16.7
Gross profit*	$85.8	$99.3	$212.6	$170.2

Refining margin adjusted for FIFO impact*	$119.8	$158.5	$292.0	$269.0

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$18.67	$21.47	$22.46	$20.97
FIFO impact (favorable) unfavorable	(1.33)	3.76	(0.53)	2.25
Refining margin adjusted for FIFO impact*	17.34	25.23	21.93	23.22
Gross profit*	12.41	15.82	15.97	14.70
Direct operating expenses and major scheduled turnaround expenses	4.88	4.30	5.08	4.83
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.97	$4.02	$5.09	$4.29
Barrels sold (barrels per day)	74,463	74,072	73,302	71,556

	Three Months Ended June 30,				Six Months Ended June 30,
	2013		2012		2013		2012
Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	58,181	74.8%	48,745	68.0%	57,537	76.2%	43,740	65.6%
Medium	17,755	22.9%	20,301	28.3%	16,032	21.2%	19,911	29.9%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	75,936	97.7%	69,046	96.3%	73,569	97.4%	63,651	95.5%
All other feedstocks and blendstocks	1,762	2.3%	2,629	3.7%	1,983	2.6%	2,995	4.5%
Total throughput	77,698	100.0%	71,675	100.0%	75,552	100.0%	66,646	100.0%

Production:
Gasoline	35,345	46.7%	34,621	50.2%	35,556	48.2%	32,821	51.0%
Distillate	31,146	41.1%	27,142	39.4%	29,701	40.2%	24,198	37.6%
Other (excluding internally produced fuel)	9,274	12.2%	7,157	10.4%	8,555	11.6%	7,273	11.4%
Total refining production (excluding internally produced fuel)	75,765	100.0%	68,920	100.0%	73,812	100.0%	64,292	100.0%

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended June 30, 2013 are included in CVR Partners’ press release dated August 1, 2013.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$88.8	$81.4	$170.2	$159.7
Cost of product sold	15.6	10.7	26.2	23.3
Direct operating expenses	24.4	22.4	47.0	45.3
Major scheduled turnaround expenses	—	—	—	—
Selling, general and administrative expenses	5.5	7.0	11.1	13.0
Depreciation and amortization	6.2	5.2	12.0	10.6

Operating income	$37.1	$36.1	$73.9	$67.5

Adjusted Nitrogen Fertilizer EBITDA*	$44.1	$44.1	$87.9	$82.1

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	91.3	108.9	202.7	198.2
Ammonia (net available for sale) (1)(2)	2.2	34.9	32.9	59.9
UAN	225.2	180.0	421.3	334.6

Petroleum coke consumed (thousand tons)	114.4	130.2	244.2	250.7
Petroleum coke (cost per ton)	$29	$31	$30	$36

Sales (thousand tons):
Ammonia	7.1	29.4	34.6	59.3
UAN	217.3	177.2	411.4	335.5

Product pricing (plant gate) (dollars per ton) (3):
Ammonia	$688	$568	$668	$591
UAN	$331	$329	$314	$322

On-stream factors (4):
Gasification	91.6%	99.2%	95.5%	96.2%
Ammonia	89.1%	98.0%	93.9%	94.7%
UAN	86.5%	96.7%	89.7%	90.1%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$653	$585	$674	$585
UAN — Mid Corn belt (dollars per ton)	$381	$417	$380	$380

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)         Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. As a result of the recently completed UAN expansion project, we expect to upgrade substantially all of the ammonia we produce into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)         In addition to the produced ammonia, the Nitrogen Fertilizer segment acquired approximately 4,000 tons of ammonia, which was upgraded to UAN during the three and six months ended June 30, 2013.

(3)         Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(4)         On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency. Excluding the impact of the unplanned Linde air separation unit outages and the unplanned downtime associated with weather issues, the on-stream factors for the three months ended June 30, 2013 would have been 99.6% for gasifier, 99.1% for ammonia and 97.1% for UAN.

Excluding the impact of the UAN expansion coming on-line, the unplanned Linde air separation unit outages and the unplanned downtime associated with weather issues, the on-stream factors for the six months ended June 30, 2013 would have been 99.6% for gasifier, 98.9% for ammonia and 97.7% for UAN.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed below, which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Income before income tax expense	$371.2	$256.4	$677.7	$230.7
Adjustments:
FIFO impact (favorable) unfavorable	(24.2)	105.4	(29.0)	95.0
Share-based compensation	4.3	17.8	10.3	21.9
Loss on extinguishment of debt	—	—	26.1	—
Major scheduled turnaround expenses	—	2.5	—	23.5
Loss on disposition of fixed assets	—	—	—	—
(Gain) loss on derivatives, net	(120.5)	(38.8)	(100.5)	108.5
Current period settlements on derivative contracts	14.7	(8.1)	(37.8)	(27.2)
Expenses associated with proxy matters	—	29.4	—	44.2
Expenses associated with the acquisition of Gary-Williams (1)	—	4.6	—	8.3
Adjusted net income before income tax expense and noncontrolling interest	245.5	369.2	546.8	504.9
Adjusted net income attributable to noncontrolling interest	(59.5)	(11.4)	(116.1)	(21.2)
Income tax expense, as adjusted	(61.5)	(134.7)	(149.7)	(188.0)
Adjusted net income attributable to CVR Energy stockholders	$124.5	$223.1	$281.0	$295.7

Adjusted net income per diluted share	$1.43	$2.52	$3.24	$3.34

(1)         Legal, professional and integration expenses related to the December 2011 acquisition of Gary-Williams.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries’ performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit is calculated as the difference between net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization.  Gross profit per throughput barrel is calculated as gross profit as derived above divided by our refineries’ crude oil throughput volumes for the respective periods presented. Gross profit is a non-GAAP measure that should not be substituted for operating income. Management believes it is important to investors in evaluating our refineries’ performance and our ongoing operating results. Our calculation of gross profit may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA.  EBITDA represents net income before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization.  Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, loss on disposition of fixed assets, unrealized gains and losses on derivatives, loss on extinguishment of debt and expenses associated with the Gary-Williams acquisition.  EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance.  EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently.  Below is a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Net income attributable to CVR Energy stockholders	$183.4	$154.7	$348.4	$129.5
Add:
Interest expense and other financing costs, net of interest income	12.2	18.8	27.3	38.0
Income tax expense	99.5	91.1	193.3	81.4
Depreciation and amortization	35.0	32.2	69.2	64.3
EBITDA adjustments included in noncontrolling interest	(11.9)	(1.8)	(19.9)	(3.9)
EBITDA	318.2	295.0	618.3	309.3
Add:
FIFO impacts (favorable) unfavorable	(24.2)	105.4	(29.0)	95.0
Share-based compensation	4.3	17.8	10.3	21.9
Major scheduled turnaround expenses	—	2.5	—	23.5
(Gain) loss on derivatives, net	(120.5)	(38.8)	(100.5)	108.5
Current period settlements on derivative contracts	14.7	(8.1)	(37.8)	(27.2)
Loss on extinguishment of debt	—	—	26.1	—
Expenses associated with proxy matter	—	29.4	—	44.2
Expenses associated with Gary-Williams acquisition	—	4.6	—	8.3
Adjustments included in noncontrolling interest	28.8	(0.8)	19.9	(1.4)
Adjusted EBITDA	$221.3	$407.0	$507.3	$582.1

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; current period settlements on derivative contracts; loss on disposition of fixed assets; depreciation and amortization and other income (expense). We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining’s and CVR Partner’s available cash for distribution. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance. Management believes that Adjusted EBITDA by operating segment enables investors to better understand CVR Refining’s and CVR Partner’s ability to make distributions to their common unitholders,  evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Petroleum:
Petroleum operating income	$229.1	$248.9	$564.7	$383.8
FIFO impacts (favorable) unfavorable	(24.2)	105.4	(29.0)	95.0
Share-based compensation, non-cash	2.5	5.4	6.1	6.4
Major scheduled turnaround expenses	—	2.5	—	23.5
Loss on disposition of fixed assets	—	—	—	—
Current period settlements on derivative contracts	14.7	(8.1)	(37.8)	(27.2)
Depreciation and amortization	28.4	26.6	56.4	52.9
Other income	0.1	0.7	0.1	0.8
Adjusted Petroleum EBITDA	$250.6	$381.4	$560.5	$535.2

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$37.1	$36.1	$73.9	$67.5
Share-based compensation, non-cash	0.8	2.8	2.0	4.0
Depreciation and amortization	6.2	5.2	12.0	10.6
Major scheduled turnaround expenses	—	—	—	—
Other income, net	—	—	—	—
Adjusted Nitrogen Fertilizer EBITDA	$44.1	$44.1	$87.9	$82.1

Derivatives Summary. To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our Petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Petroleum segment enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of June 30, 2013.  The positions are primarily in the form of ‘crack spread’ swap agreements with financial counterparties, wherein the Petroleum segment will receive the fixed prices noted below.

Commodity Swaps	Barrels	Fixed Price(1)
Third Quarter 2013	5,775,000	$25.92
Fourth Quarter 2013	4,875,000	26.98

First Quarter 2014	3,000,000	33.50
Second Quarter 2014	1,800,000	31.76
Third Quarter 2014	2,250,000	30.25
Fourth Quarter 2014	2,250,000	30.26

Total	19,950,000	$28.82

(1)         Weighted-average price of all positions for period indicated.